Exhibit 10.13 GRANITE CONSTRUCTION INCORPORATED LONG TERM INCENTIVE PLAN 20XX-20XX PARTICIPATION AGREEMENT [Name of Executive]: The Compensation Committee of the Board of Directors of Granite Construction Incorporated (the "Compensation Committee") has selected you for participation in the Granite Construction Incorporated Long Term Incentive Plan (the "LTIP"). Under the terms of the LTIP (a copy of which is attached as Exhibit A to this Agreement) you may earn a bonus payable in restricted stock units upon the achievement of certain performance targets as determined by the Compensation Committee and described in Exhibit B to this Agreement. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the LTIP. 1. ADMINISTRATION All questions of interpretation concerning this Agreement shall be determined by the Compensation Committee. All determinations by the Compensation Committee shall be final and binding upon all persons having an interest in your Individual Target Award. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election. 2. INDIVIDUAL TARGET AWARD In accordance with Section 5 of the LTIP, the Compensation Committee has established an Individual Target Award for the 20XX-20XX Performance Period on your behalf as follow: TSR Target Award $[_____] Capital Efficiency Award $[_____] Your Individual Target Award stated above does not include the service-based restricted stock award granted to you by the Compensation Committee as part of your overall long-term compensation package for the 20XX-20XX Performance Period. 3. PERFORMANCE GOALS 3.1 Payment of your Individual Target Award is conditioned upon satisfaction during the 20XX-20XX Performance Period of the Performance Goals set forth in Exhibit B. 3.2 The actual level of achievement of the Performance Goals attained for the Performance Period will be computed in a consistent manner throughout the Performance Period. 4. PAYMENT OF AWARD 4.1 Determination and Certification of Attainment of Performance Goal. As soon as practicable following the completion of the 20XX-20XX Performance Period, and prior to the Payment Date, the Compensation Committee shall determine and certify in writing the extent to which each Performance Goal has been attained. The Company will notify you of the Compensation Committee's determination and the resulting dollar amount of your award as soon as practicable following the Compensation Committee's certification. 4.2 Discretion to Adjust Award. Notwithstanding the provisions of Section 4.1 to the contrary, the Compensation Committee shall have the discretion to increase your award or reduce your award (including to zero dollars).

2 4.3 Payment in Restricted Stock Units. Your award under the LTIP shall be paid in restricted stock units in accordance with the Granite Construction Incorporated [2021/2024] Equity Incentive Plan and the form of Restricted Stock Unit Agreement attached hereto as Exhibit C. The number of units awarded to you with respect to your Individual Target Award is equal to the dollar amount of your award determined in accordance herewith divided by the thirty-day average of the Company's stock price measured during the first 30 days of the 20XX-20XX Performance Period. 4.4 Form and Timing of Payment of Award. Except as provided in Section 4.5 below, as soon as practicable following the Compensation Committee's certification pursuant to Section 4.1 and subject to any adjustment determined by the Compensation Committee pursuant to Section 4.2, the Company shall issue your award of restricted stock units no later than ninety (90) days following the end of the Performance Period. 4.5 Election to Defer. You may elect to defer receipt of your award that otherwise would have been paid to you pursuant to Section 4.4 above. Any such deferral shall be subject to and in compliance with Section 409A of the Code as follows: (a) Deferral Election. (i) You must sign and date any election to defer your award and must designate the time and form of payment of your deferred award. Your election is irrevocable upon receipt of the deferral election by the Company. (ii) Your election to defer receipt of your award must be received by the Company in accordance with the terms of the Granite Construction Incorporated Key Management Deferred Compensation Plan II ("NQDC"). (b) Distribution. Your deferred award will be distributed to you in shares of the Company's common stock in accordance with your election or the NQDC. (c) Dividend Equivalents. During the deferral period, on each dividend payment date, dividend equivalents will be credited in accordance with the terms of the NQDC. Such dividend equivalents shall be converted into stock units as of the dividend payment date by dividing the amount of the dividend equivalents by the closing price of the Company's common stock on the dividend payment date. All such stock units shall be distributed in accordance with Section 4.5(b) above. 4.6 Recoupment. Any award paid under this Agreement will be subject to any recoupment or "clawback" policy of the Company. 5. CHANGE IN CONTROL 5.1 In the event of a Change in Control, restricted stock unit awards will be issued as follows: 5.2 If a Change in Control occurs within the first year of an applicable Performance Period, restricted stock units will be issued as if you earned your Individual Target Award and such restricted stock units shall be converted into time-based vesting restricted stock units. Such restricted stock units shall be assumed or substituted by the acquiring company on a value equivalent basis, vest on the last day of the applicable Performance Period and shall be payable, on the vesting date, in the common stock of the acquiring company or in cash based on the fair market value of the common stock of the acquiring company determined on the vesting date. 5.3 If a Change in Control occurs within the second or third year of an applicable Performance Period, restricted stock units will be issued based on the actual performance of the Company through the effective date of the Change in Control and such restricted stock units shall be converted into time-based vesting restricted stock units. Such restricted stock units shall be assumed or substituted by the acquiring company on a value equivalent basis, vest on the last day of the applicable Performance Period and shall be payable, on the vesting date, in the common stock

3 of the acquiring company or in cash based on the fair market value of the common stock of the acquiring company determined on the vesting date. 5.4 If you are terminated without Cause or resign for Good Reason within twenty-four (24) months of the effective date of the Change in Control, all unvested outstanding restricted stock units issued pursuant to this Section 5 shall become 100% vested and payable as of your termination date. 5.5 Notwithstanding the foregoing, if, effective with a Change in Control, the acquiring company does not substitute or assume outstanding equity incentive awards, including restricted stock units, issued by the Company, then all outstanding restricted stock units issued pursuant to this Section 5 shall become 100% vested and payable on the effective date of the Change in Control, or, in the Committee's discretion, you may receive the cash value of such restricted stock units. 6. TAX WITHHOLDING All payments made under the LTIP are subject to income and employment tax withholding and reporting as required by Federal, state and local law, as applicable. 7. EFFECT OF TERMINATION OF SERVICE DURING THE PERFORMANCE PERIOD 7.1 Employed on Payment Date. Except as provided in Section 7.2 below, you must be actively employed by the Company on the payment date of your award in order to receive your award. 7.2 Death, Disability or Retirement. If your service is terminated prior to the payment date of your award by reason of your death, Disability or Retirement, you will be entitled to receive payment of a prorated award. Your award will be prorated on the basis of the ratio of the number of whole months of your service during the Performance Period to the total number of months in the Performance Period. Your award shall be payable following the end of the applicable Performance Period based on the actual performance of the Company. 8. MISCELLANEOUS PROVISIONS 8.1 Beneficiary Designation. You may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the award is to be paid in case of your death before you receive any or all of your award. Each designation will revoke all prior designations, shall be in a form prescribed by the Company, and will be effective only when filed by you in writing with the Company during your lifetime. In the absence of any such designation, benefits remaining unpaid at your death shall be paid to your estate. 8.2 Unfunded Obligation. Any amounts payable to you pursuant to the LTIP shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. The Company shall not be required to establish a separate fund under the LTIP. Any right of any person, including you, to receive any payment under the LTIP is no greater than the right of any other unsecured creditor of the Company. 8.3 Binding Effect. This Agreement together with the LTIP shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. 8.4 Termination or Amendment. Any termination or amendment of this Agreement or your award that may adversely affect your award is subject to your written consent unless such termination or amendment is necessary to comply with any applicable law or government regulation; otherwise, the Compensation Committee may terminate or amend this Agreement or your award at any time. No amendment or addition to this Agreement shall be effective unless in writing. 8.5 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with

4 postage and fees prepaid, addressed to the other party at the address shown below that party's signature or at such other address as such party may designate in writing from time to time to the other party. 8.6 Integrated Agreement. This Agreement and the LTIP constitute the entire understanding and agreement between you and the Company with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties between you and the Company with respect to such subject matter other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this Agreement shall survive any payment of your award and shall remain in full force and effect. 8.7 Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California. 8.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. 8.9 Acknowledgement. By signing this Agreement, you: (a) represent that you have read and are familiar with the terms and conditions of this Agreement and the LTIP, (b) accept the award subject to all of the terms and conditions of this Agreement and the LTIP, (c) agree to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee upon any questions arising under this Agreement and the LTIP, and (d) acknowledge receipt of a copy of this Agreement, the LTIP, Exhibit B, and the Restricted Stock Unit Agreement. GRANITE CONSTRUCTION INCORPORATED By: Signature Title: Date: EXECUTIVE By: Signature Date: